AMENDMENT TO MACH ONE SECURITIES PURCHASE AGREEMENT,
CONVERTIBLE PROMISSORY NOTE, THE COLLATERAL STOCK ESCROW
AGREEMENT AND THE SECURITY AGREEMENT

This Agreement dated as of November _, 2006, shall act to Arnend and Supplement each of the Securities Purchase Agreement dated November

, 2006, the Convertible

Promissory Note dated

, 2006, the Collateral Stock Escrow Agreement dated

November

2006 and the Security Agreement of

, 2006--each between Mach
One Corporation., a Nevada corporation (the "Company") and AAR Accounts Family Limited Partnership (the "Purchaser").

1.

As part of its obligations under the above agreements, the Company shall post with the Collateral Stock Escrow Agent all of its the shares owned by the Company in VDX Enterprises. The Company represents and warrants that it owns 100% of the issued and outstanding shares of VDX Enterprises, free and clear of any Liens, and that all such shares are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. This stock is being posted by the Company as part of the collateral to secure all of the obligations of the Company under the Convertible Promissory Note and associated Transaction Documents.

2.

Certificates evidencing this VDX stock shall be delivered to the Collateral Escrow Agent within 5 days of the date of this Amendment. Any failure to deliver this additional collateral, or any breach of the above representations or warranties in this Amendment, shall be an immediate default of the Company's obligations under the Convertible Promissory Note and the associated Transaction Documents and shall entitle the Holder of the Note to all remedies for default contained in the Note and in the associated Transaction Documents.

3.

With regard to the 7.5 Million shares of Company stock to be posted into escrow with the Collateral Escrow Agent as Collateral Security for the Note, those shares shall be released from any security interest upon them, and certificates evidencing those shares shall be released from escrow and returned to the owner of such shares, upon the earlier of (i) effectiveness of the First Registration to be completed by the Company pursuant to Section 5(d) of the Note, and (ii) the date all or any portion of the Convertible Promissory Note is converted into common stock of the Company.

IIV WITNESS WHEREOF, the parties hereto have caused this Amendment to Mach One Securities Purchase Agreement, Convertible Promissory Note, the Collateral Stock Escrow Agreement and the Security Agreement, to be duly executed by their respective authorized signatories as of the date first indicated above.

MACH ONE CORPORATION

AAR ACCOUNTS FAMILY L.P.

By

By

Weymann Cheng, CEO

Andrew Roth,

1